For the period ending 05/31/01
File Number 811-214


This report is signed on behalf of the registrant.

City of: Montpelier     State of: Vermont    Date: 10/11/01


Name of Registrant: SENTINEL GROUP FUNDS, INC.




By:  THOMAS P. MALONE                        Witness:  SCOTT G. WHEELER
     Thomas P. Malone                                  Scott G. Wheeler
     Vice President and Treasurer                      Assistant Vice President
                                                        and Assistant Treasurer


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